SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(A) of the Securities
                              Exchange Act of 1934


Filed by the Registrant
Filed by a Party other than the Registrant
                  Check the appropriate box:

X        Preliminary Proxy Statement              Confidential, for Use of
                                                  the Commission Only
                                                  (as permitted by
                                                  Rule 14a-6(e)(2))
         Definitive Proxy Statement
         Definitive additional materials
         Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                AARP GROWTH TRUST
       (Name of Registrant as Specified in Its Charter/Declaration of Trust)

     (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

                  Payment of filing fee (Check the appropriate box):

X       No fee required.
        Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

         Fee paid previously with preliminary materials:

         Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identity the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount previously paid:

(2)  Form, Schedule or Registration Statement no.:

(3)  Filing Party:

(4)  Date Filed:

                             Dechert Price & Rhoads
                          Ten Post Office Square South
                           Boston, Massachusetts 02109

August 19, 1999

Division of Investment Management
Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549

Re:      Preliminary Proxy Materials for
         AARP U.S. Stock Index Fund (the "Fund") of the Fund, a series of AARP Growth Trust (the "Trust") (File Nos. 33-02-191578, 811-4048)

Gentlemen:

         In accordance with the provisions of Rule 14a-6 under the Securities Act of 1934, there is being electronically filed simultaneously herewith a preliminary copy of the Notice of Special Meeting, Proxy Statement and Form of Proxy Card in connection with the Special Meeting of shareholders of the Fund, which is scheduled for October 13, 1999. Because the consummation of the merger between Bankers Trust Corporation ("BT Corporation"), Deutsche Bank, A.G. ("Deutsche Bank") and Circle Acquisition Corporation, a wholly-owned subsidiary of Deutsche Bank (the "Merger"), which took place on June 4, 1999, may be deemed to have constituted an "assignment" of the Fund's investment subadvisory agreement with Bankers Trust Company ("Bankers Trust"), a wholly-owned subsidiary of BT Corporation, in effect at such time, shareholders of the Fund are being asked to approve a new investment subadvisory agreement between Scudder Kemper Investments, Inc., the Fund's investment manager and Bankers Trust that will have become effective upon the consummation of the Merger.
(Bankers  Trust  has  applied  for and  received  an  exemptive  order  from the
Securities and Exchange Commission permitting implementation of the new investment advisory agreement pending shareholder approval of the new investment advisory agreement within 150 days after the consummation of the Merger.)

         Because of significant time constraints as well as the fact that John Grzeskiewicz of the Staff has reviewed the substantive aspects of the proposal during the review of the preliminary proxy statement of BT Investment Funds, filed on July 28, 1999, we respectfully request an expedited review of the Fund's Preliminary Proxy Materials. In any event, please provide us with your comments as soon as possible.

         The proxy materials are scheduled to be mailed to shareholders on or about August 27, 1999. Please contact the undersigned at (617) 728-7123, Oleg A. Vyadro (617) 728-7173 or William E. Schwartz at (617) 728-7163 if you have any questions or concerns.

Very truly yours,

/s/ Sheldon A. Jones

                           AARP U.S. STOCK INDEX FUND
                                AARP Growth Trust

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                         To Be Held [___________], 1999

         A Special Meeting of shareholders of AARP U.S. Stock Index Fund (the "Fund") will be held at the offices of Scudder Kemper Investments, Inc. ("Scudder Kemper"), 13th Floor, Two International Place, Boston, Massachusetts 02110 on [________], 1999 at [__] a.m. Eastern time (the "Special Meeting"). The Fund is a series of AARP Growth Trust (the "Trust"), an open-end management investment company organized under the laws of the Commonwealth of Massachusetts.

         The Special Meeting is being held to consider and vote on the following matter for the Fund, as indicated below and more fully described under "Proposal" in the accompanying Proxy Statement, and such other matters as may properly come before the meeting or any adjournments thereof:

PROPOSAL: To approve or disapprove a new subadvisory  agreement  between Scudder
          Kemper and Bankers Trust Company ("Bankers Trust").

         The appointed proxies will vote in their discretion on any other business as may properly come before the Special Meeting or any adjournment thereof.

         The new subadvisory agreement (the "New Subadvisory Agreement") between Scudder Kemper and Bankers Trust will contain substantially the same terms and conditions, except for the dates of execution and termination, as the former subadvisory agreement between Scudder Kemper and Bankers Trust pursuant to which services were provided to the Fund. As more fully discussed in the accompanying Proxy Statement, approval of the New Subadvisory Agreement, which provides for the same services to be provided by Bankers Trust at the same fees as the former subadvisory agreement, is generally required by the merger of Circle Acquisition Corporation, a wholly-owned subsidiary of Deutsche Bank AG, with and into Bankers Trust Corporation, the parent company of Bankers Trust.

         The close of business on August 17, 1999 has been fixed as the record date for the determination of the shareholders of the Fund entitled to notice of, and to vote at, the Special Meeting. You are cordially invited to attend to the Special Meeting.

         This notice and related proxy material are first being mailed to shareholders on or about [____________], 1999. This proxy is being solicited on behalf of the Board of Trustees of the Trust.

                        By Order of the Board of Trustees,

                        ----------------------------
                        Secretary



[______________], 1999

IMPORTANT-We urge you to sign and date the enclosed proxy card and to return it in the enclosed addressed envelope which requires no postage and is intended for your convenience. Your prompt return of the enclosed proxy card may save the necessity and expense of further solicitations to ensure a quorum at the Special Meeting. If you can attend the Special Meeting and wish to vote your shares in person at that time, you will be able to do so.

                           AARP U.S. STOCK INDEX FUND
                                AARP Growth Trust

                             Two International Place
                           Boston, Massachusetts 02110

                                 PROXY STATEMENT

                                                           [_________], 1999

         This Proxy Statement ("Proxy Statement") is being furnished in connection with the solicitation of proxies by the Board of Trustees (the "Board") of AARP Growth Trust (the "Trust") for use at the Special Meeting of Shareholders of AARP U.S. Stock Index Fund (the "Fund"), a series of the Trust, to be held at the offices of Scudder Kemper Investments, Inc. ("Scudder Kemper"), 13th Floor, Two International Place, Boston, Massachusetts 02110 on [_______], 1999 at [__] a.m., Eastern time and at any and all adjournments thereof (the "Special Meeting").

         This Proxy Statement, the Notice of Special Meeting and the accompanying proxy card ("Proxy") are expected to be mailed to shareholders on or about [_________], 1999. Any shareholder giving a Proxy has the power to revoke it by mail (addressed to the Secretary at the principal executive office of the Fund, c/o Scudder Kemper Investments, Inc., at 13th Floor, Two International Place, Boston, Massachusetts 02110) or in person at the Special Meeting, by executing a superseding Proxy or by submitting a notice of revocation to the Fund. All properly executed proxies received in time for the Special Meeting will be voted, as specified in the Proxy or, if no specification is made, in favor of the Proposal, referred to in the Proxy Statement.

         For simplicity, actions are described in this Proxy Statement as being taken by the Fund, although all actions are actually taken by the Trust on behalf of the Fund.

         The Special Meeting is being held to consider and vote on the following matter and such other matters as may properly come before the Special Meeting:

     PROPOSAL:  To approve or  disapprove a new  subadvisory  agreement  between
                Scudder Kemper and Bankers Trust Company ("Bankers Trust"). The appointed proxies will vote in their discretion on any other business that may properly come before the Special Meeting or any adjournment thereof.

         The presence at the Special Meeting, in person or by proxy, of the holders of a majority of the shares of the Fund entitled to be cast shall be necessary and sufficient to constitute a quorum for the transaction of business. In the event that the necessary quorum to transact business or the vote required to approve the Proposal is not obtained at the Special Meeting, the persons named as proxies may propose one or more adjournments of the Special Meeting in accordance with applicable law to permit further solicitation of proxies with respect to the Proposal. Any such adjournment will require the affirmative vote of the holders of a majority of the Fund's shares present in person or by proxy at the Special Meeting. The persons named as proxies will vote in favor of such adjournment those proxies which they are entitled to vote in favor of the Proposal and will vote against any such adjournment those proxies to be voted against the Proposal. For purposes of determining the presence of a quorum for transacting business at the Special Meeting, abstentions and broker "non-votes" will be treated as shares that are present but which have not been voted. Broker non-votes are proxies received by the Fund from brokers or nominees when the broker or nominee has neither received instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote on a particular matter. Accordingly, shareholders are urged to forward their voting instructions promptly.

         The  Proposal  requires  the  affirmative  vote of a  "majority  of the outstanding voting securities" of the Fund. The term "majority of the outstanding voting securities," as defined in the Investment Company Act of 1940, as amended (the "1940 Act"), and as used in this Proxy Statement, means the affirmative vote of the lesser of (1) 67% of the voting securities of the Fund present at the meeting if more than 50% of the outstanding voting securities of the Fund are present in person or by proxy or (2) more than 50% of the outstanding voting securities of the Fund.

         Abstentions and broker non-votes will have the effect of a "no" vote on the Proposal, which requires the approval of a specified percentage of the outstanding shares of the Fund or of such shares present at the meeting.

         Holders of record of the shares of the Fund at the close of business on August 17, 1999 (the "Record Date"), as to any matter on which they are entitled to vote, will be entitled to one vote per share on all business of the Special Meeting. As of [__________, 1999] there were [______] outstanding shares of the Fund.

     To the best of the Trust's knowledge, as of [ , 1999], no person owned beneficially more than 5% of the Fund's outstanding shares.

         Collectively, the Trustees and officers of the Trust own less than 1% of the outstanding shares of the Fund.

         The Fund provides periodic reports to all of its shareholders which highlight relevant information, including investment results and a review of portfolio changes. You may receive an additional copy of the most recent annual report for the Fund and a copy of any more recent semi-annual report, without charge, by calling 800-225-2470 or writing the Fund, c/o Scudder Kemper Investments, Inc., at 13th Floor, Two International Place, Boston, Massachusetts 02110.

        PROPOSAL: APPROVAL OF NEW SUBADVISORY AGREEMENT BETWEEN
                  SCUDDER KEMPER AND BANKERS TRUST

Introduction

         Scudder Kemper acts as the investment manager to the Fund pursuant to an investment management agreement entered into by the Fund and Scudder Kemper on September 7, 1998. Scudder Kemper has retained Bankers Trust as subadviser to the Fund to provide subadvisory services relating to the management of the Fund. The subadvisory arrangement was initially established pursuant to a Subadvisory Agreement dated September 7, 1998 (the "Former Subadvisory Agreement").

         As described in more detail below, the shareholders of the Fund are being asked to approve a new subadvisory agreement between Scudder Kemper and Bankers Trust (the "New Subadvisory Agreement" and, together with the Former Subadvisory Agreement, the "Subadvisory Agreements"). The Former Subadvisory Agreement may have been deemed to have been automatically terminated upon the merger of Bankers Trust and Deutsche Bank A.G. ("Deutsche Bank") that is described below.

The Merger.

         Bankers Trust is a wholly-owned subsidiary of Bankers Trust Corporation ("BT Corporation"), a registered bank holding company organized under the laws of the State of New York. BT Corporation is located at 130 Liberty Street, New York, NY 10006. On November 30, 1998, BT Corporation, Deutsche Bank and Circle Acquisition Corporation, a wholly-owned subsidiary of Deutsche Bank ("Circle Corporation"), entered into a merger agreement (the "Merger Agreement"). Pursuant to the terms of the Merger Agreement, Circle Corporation merged with and into BT Corporation on June 4, 1999, with BT Corporation continuing as the surviving entity (the "Merger"). Since the Merger, Bankers Trust, along with its affiliates, has continued to offer the range of financial products and services, including investment advisory services, that it offered prior to the Merger.

Impact of the Merger on the Former Subadvisory Agreement.

     Section 15(a) of the 1940 Act provides, in pertinent part, that "[i]t shall be unlawful for any person to serve or act as investment adviser of a registered investment company, except pursuant to a written contract, which contract, whether with such registered company or with an investment adviser of such registered company, has been approved by the vote of a majority of the outstanding  voting  securities  of such  registered  company . . . . ." Section
15(a)(4) of the 1940 Act further requires that such written contract provide for automatic termination in the event of its assignment. Section 2(a)(4) of the 1940 Act defines "assignment" to include any direct or indirect transfer of a contract by the assignor.

         While it may be argued otherwise, consummation of the Merger may have resulted in an "assignment" of the Former Subadvisory Agreement within the meaning of the 1940 Act, terminating the agreement according to its terms and the 1940 Act as of June 4, 1999. Specifically, as Bankers Trust is a wholly-owned subsidiary of BT Corporation, the merger of Circle Corporation with and into BT Corporation could be deemed to have resulted in a change in control of Bankers Trust and, consequently, an "assignment" of the Former Subadvisory Agreement with Banker Trust. Accordingly, the New Subadvisory Agreement was approved by the Board and is now being proposed for approval by shareholders of the Fund.

         THE NEW SUBADVISORY AGREEMENT IS SUBSTANTIALLY IDENTICAL TO THE FORMER SUBADVISORY AGREEMENT, EXCEPT FOR THE DATES OF EXECUTION AND TERMINATION, AND INITIAL TERM. The material terms of the Subadvisory Agreements are described under "Description of Subadvisory Agreements." A form of the New Subadvisory Agreement is attached hereto as Exhibit A and descriptions of the Subadvisory Agreements below are qualified in their entirety by reference to Exhibit A.

Description of Subadvisory Agreements.

         Under the terms of the Subadvisory Agreements, Bankers Trust provides subadvisory services relating to the management of the Fund's assets, including developing and implementing an investment program and strategy appropriate for the Fund to meet its stated investment objective and placing orders for execution of the Fund's portfolio transactions. Bankers Trust is required to provide transaction reports to Scudder Kemper and must report to the Board and Scudder Kemper upon request and at the time of any change in investment strategy or tactics. In placing orders for portfolio transactions on behalf of the Fund, Bankers Trust is authorized to cause the Fund to pay to an unaffiliated broker or dealer commissions that may be higher than those that might be charged by another broker or dealer if such higher commissions are considered by Bankers Trust to be reasonable in relation to the value of the research and brokerage services obtained.

         The fees payable to Bankers Trust under the Subadvisory Agreements are calculated monthly and paid quarterly at an annual rate of 0.07% of the first $100 million of the Fund's average daily net assets, 0.03% of the next $100 million of such assets, and 0.01% of such average daily net assets in excess of $200 million, with a minimum annual fee of $75,000. Fees paid to Bankers Trust during the Fund's fiscal period ended September 30, 1998 totaled [$_____].

         The Former Subadvisory Agreement was initially approved by the Board, including a majority of the Trustees who are not "interested persons" ("Non-Interested Trustees") of the Trust (as defined under the 1940 Act) at their meeting on August 4, 1998 and was subsequently approved by the shareholders of the Fund at a meeting on October 20, 1998.

         The New Subadvisory Agreement. The New Subadvisory Agreement, which is currently in effect, is dated the date of the Merger, which was consummated on June 4, 1999. If shareholders approve the New Subadvisory Agreement, the agreement will remain in effect for an initial term ending on August 31, 2000, and may continue thereafter from year to year only if specifically approved at least annually by the vote of "a majority of the outstanding voting securities" of the Fund, or by the Board and, in either event, the vote of a majority of the Non-Interested Trustees, cast in person at a meeting called for such purpose. In the event that shareholders of the Fund do not approve the New Subadvisory Agreement, it will terminate. In such event, the Board will take such action as it deems to be in the best interests of the Fund and its shareholders.

The Exemptive Order

         On May 25, 1999, Bankers Trust was granted an exemptive order (the "Exemptive Order") by the Commission permitting implementation without obtaining prior shareholder approval of the New Subadvisory Agreement during an interim period beginning on the date the merger was consummated (i.e. June 4, 1999) and continuing for a period of up to 150 days following such date, but in no event later than November 30, 1999. Under the terms of the Exemptive Order, Bankers Trust is allowed to receive advisory fees pursuant to the New Subadvisory
Agreement, provided that these fees are held in escrow pending shareholder approval of the New Subadvisory Agreement. In accordance with the Exemptive Order, the advisory fees charged to the Fund and paid to Bankers Trust, as applicable, under the New Subadvisory Agreement have been held in an interest bearing escrow account and the Fund expects to continue to deposit these fees in escrow until approval of the New Subadvisory Agreement by the shareholders of the Fund has been obtained. If the New Subadvisory Agreement is not approved by the shareholders, the advisory fees held in escrow with respect to the agreement will be paid over to the Fund. [As of [_________], 1999, the amount in escrow totaled $[__________].]

Differences Between the Former and New Subadvisory Agreements

         The New Subadvisory Agreement is substantially identical to the Former Subadvisory Agreement, except for the dates of execution and termination, and the initial term. The advisory fee rate charged to the Fund under the Former Subadvisory Agreement has continued to apply under the New Subadvisory Agreement. Bankers Trust has advised the Fund that several of its senior investment management personnel have departed Bankers Trust since the Merger. However, Bankers Trust has advised the Fund that it can expect to continue to receive the same level and quality of services under the New Subadvisory Agreement as it received under the Former Subadvisory Agreement. Bankers Trust has represented to the Fund's Board that in the event of any material change in the investment management personnel of Bankers Trust, Bankers Trust will apprise and consult with the Board to ensure that the Board, including a majority of the Board's Non-Interested Trustees, is satisfied that the services provided by Bankers Trust will not be diminished in scope and quality.

Information Concerning Bankers Trust

         Bankers Trust is a bank and, therefore, not required to register as an investment adviser under the Investment Advisers Act of 1940, as amended. Bankers Trust provides a broad range of commercial banking and financial services, including originating loans and other forms of credit, accepting deposits and arranging financings. In addition to providing investment advisory services to the Fund, Bankers Trust serves as investment adviser and sub-adviser to 64 other investment companies. (See Appendix 1 for the fees and other information regarding investment companies advised by Bankers Trust that have investment objectives similar to those of the Fund.) As of March 31, 1999, Bankers Trust and its affiliates had over $313 billion in assets under management.

         The names and business addresses of the current directors and principal executive officer of Bankers Trust are set forth below. The positions at Bankers Trust of individuals named below constitute their principal occupations.

Name, Position with Bankers Trust, and Address               Principal Occupation

Josef Ackermann                                               Member, Board of Managing Directors
 Chairman of the Board, Chief Executive Officer               Deutsche Bank A.G.
and President, Bankers Trust Company
 Taunusanlage 12
D-60262 Frankfurt am Main
Federal Republic of Germany

Hans Angermueller                                            Shearman & Sterling, of counsel
Director
599 Lexington Avenue
New York, NY 10022
George B. Beitzel                                            Member, Board of Directors of:
Director                                                     Computer Task Group, Inc.
29 King Street                                               Phillips Petroleum Company
Chappaqua, NY  10514-3432                                    TIG Holdings Inc.

William R. Howell                                            Chairman Emeritus, J.C. Penney Company, Inc.
Director                                                     Member, Board of Directors/Trustees of:
P.O. Box 10001                                               Exxon Corporation
Dallas, TX  75301-1109                                       Halliburton Company
                                                             National Organization on Disability
                                                             National Retail Federation
                                                             Southern Methodist University (Chairman)
                                                             Warner-Lambert Company

Hermann-Josef Lamberti                                       Member, Board of Managing Directors
Director                                                     Deutsche Bank A.G.
 Taunusanlage 12
D-60262 Frankfurt am Main
Federal Republic of Germany

John A. Ross                                                 Regional Chief Executive Officer
Director                                                     Deutsche Bank Americas Holding Corp.
31 West 52nd Street
New York, New York 10019
Ronaldo H. Schmitz                                           Member, Board of Managing Directors
Director                                                     Deutsche Bank A.G.
Taunusanlage 12
D-60262 Frankfurt am Main
Federal Republic of Germany

Brokerage Commissions on Portfolio Transactions

         There were no brokerage commissions paid by the Fund to "affiliated brokers" (as defined in Schedule 14A under the Securities Exchange Act of 1934, as amended) for the most recently completed fiscal year.

Section 15(f) of the 1940 Act

         Section 15 of the 1940 Act provides that when a change of control of an investment adviser to an investment company occurs, the investment adviser or any of its affiliated persons may receive an amount or benefit in connection therewith as long as two conditions are satisfied.

         First, no "unfair burden" may be imposed on the investment company as a result of the transaction relating to the change of control, or any express or implied terms, conditions or understandings applicable thereto. As defined in the 1940 Act, the term "unfair burden" includes any arrangement during the two
(2) year period after the change in control whereby the investment adviser (or predecessor or successor adviser), or any "interested person" (as defined in the 1940 Act) of such adviser, receives or is entitled to receive any compensation, directly or indirectly, from the investment company or its security holders (other than fees for bona fide investment advisory or other services), or from any person in connection with the purchase or sale of securities or other property to, from or on behalf of the investment company (other than bona fide ordinary compensation as principal underwriter for such company). The Board has been advised by Bankers Trust that there are no circumstances arising from the Merger that might result in an unfair burden being imposed on the Fund.

         The second condition is that, during the three (3) year period immediately following the Merger, at least 75% of the members of the Fund's Board must not be "interested persons" of Bankers Trust within the meaning of the 1940 Act. All current members of the Board are not "interested persons" of Bankers Trust.

Additional Information

         On March 11, 1999, Bankers Trust announced that it had reached an agreement with the United States Attorney's Office in the Southern District of New York to resolve an investigation concerning inappropriate transfers of unclaimed funds and related record-keeping problems that occurred between 1994 and early 1996. Bankers Trust pleaded guilty to misstating entries in the bank's books and records and agreed to pay $63.5 million in fines to state and federal authorities. On July 26,1 999, the federal criminal proceedings were concluded with Bankers Trust's formal sentencing. The events leading up to the guilty pleas did not arise out of the investment advisory or mutual fund management activities of Bankers Trust or its affiliates.

         As a result of the plea, absent an order from the Commission, Bankers Trust would not be able to continue to provide investment advisory services to the Fund. The Commission has granted Bankers Trust a temporary order under
Section 9(c) of the 1940 Act to permit Bankers Trust and its affiliates to continue to provide investment advisory services to registered investment companies, and Bankers Trust, pursuant to Section 9(c) of the 1940 Act, has filed an application for a permanent order. However, there is no assurance that the Commission will grant a permanent order. If the Commission refuses to grant a permanent order, shareholders will receive supplemental proxy materials requesting approval to release any amount held in escrow up to the time of the refusal and such other action as deemed appropriate by the Trustees of the Trust.

Recommendation of the Trust's Board

         The New Subadvisory Agreement was reviewed and approved by the Trustees, including a majority of the Non-Interested Trustees, of the Trust at their meeting on June 23, 1999, to continue until August 31, 2000. In determining to approve the New Subadvisory Agreement and to recommend it for approval by shareholders of the Fund, the Trustees considered information and factors they deemed relevant, including information concerning the growth and performance of the Fund since its inception on February 1, 1997, as well as information on Bankers Trust's historic performance in managing index funds compared to other comparable index funds and its strategy in designing and managing the Fund. They also considered the fees payable by the Fund for investment advisory and subadvisory services relative to those paid by other comparable funds. In addition, at the meetings held on June 23, 1999, the Board, including the Non-Interested Trustees, was apprised of the guilty pleas discussed above and the exemptive relief sought by Bankers Trust.

         Therefore, after careful consideration, the Board of the Trust, including the Non-Interested Trustees, recommends that the shareholders of the Fund vote "FOR" the approval of the New Subadvisory Agreement as set forth in the Proposal.

         If the New Subadvisory Agreement is approved by the shareholders of the Fund, the agreement will continue in effect as described above. If the New Subadvisory Agreement is not approved by the shareholders, the advisory fees held in escrow with respect to the New Subadvisory Agreement will be paid over to the Fund. In such event, the Board of the Trust will consider what other action is appropriate based upon the interests of the Fund's shareholders.

THE BOARD OF THE TRUST, INCLUDING THE NON-INTERESTED TRUSTEES, RECOMMENDS THAT THE SHAREHOLDERS OF THE FUND VOTE "FOR" APPROVAL OF THE PROPOSAL. ANY UNMARKED PROXIES WILL BE SO VOTED.

                             ADDITIONAL INFORMATION

General

         The cost of preparing, printing and mailing the enclosed Proxy and Proxy Statement and all other costs incurred in connection with the solicitation of proxies, including any additional solicitation made by letter, telephone or telegraph, will be paid by Bankers Trust. In addition to solicitation by mail, certain officers and representatives of the Trust, officers and employees of Scudder Kemper and certain financial services firms and their representatives, who will receive no extra compensation for their services, may solicit proxies by telephone, telegram or personally.

         Shareholder Communication Corporation ("SCC") has been engaged to assist in the solicitation of proxies. As the Special Meeting date approaches, certain shareholders of the Fund may receive a telephone call from a representative of SCC if their votes have not yet been received. Authorization to permit SCC to execute proxies may be obtained by telephonic or electronically transmitted instructions from shareholders of the Fund. Proxies that are obtained telephonically will be recorded in accordance with the procedures set forth below. The Trustees believe that these procedures are reasonably designed to ensure that the identity of the shareholder casting the vote is accurately determined and that the voting instructions of the shareholder are accurately determined.

         In all cases where a telephonic proxy is solicited, the SCC representative is required to ask for each shareholder's full name, address, social security or employer identification number, title (if the shareholder is authorized to act on behalf of an entity, such as a corporation), and the number of shares owned, and to confirm that the shareholder has received the proxy materials in the mail. If the information solicited agrees with the information provided to SCC, then the SCC representative has the responsibility to explain the process, read the Proposal on the proxy card, and ask for the shareholder's instructions on the Proposal. The SCC representative, although he or she is permitted to answer questions about the process, is not permitted to recommend to the shareholder how to vote, other than to read any recommendation set forth in the Proxy Statement. SCC will record the shareholder's instructions on the card. Within 72 hours, the shareholder will be sent a letter or mailgram to confirm his or her vote and asking the shareholder to call SCC immediately if his or her instructions are not correctly reflected in the confirmation.

         If a shareholder wishes to participate in the Special Meeting, but does not wish to give a proxy by telephone, the shareholder may still submit the Proxy originally sent with the Proxy Statement or attend in person. Should shareholders require additional information regarding the proxy or replacement proxy cards, they may contact SCC toll-free at 1-800-248-2681. Any proxy given by a shareholder, whether in writing or by telephone, is revocable until voted at the Special Meeting.

Proposals of Shareholders

         Meetings of shareholders if for Fund are not held on an annual or other regular basis. Shareholders wishing to submit proposals for inclusion in a proxy statement for a shareholder meeting subsequent to the Special Meeting, if any, should send their written proposals to the Secretary of the Trust, c/o Scudder Kemper Investments, Inc., 13th Floor, Two International Place, Boston, Massachusetts 02110, within a reasonable time before the solicitation of proxies for such meeting. The timely submission of a proposal does not guarantee its inclusion.

Other Matters To Come Before the Special Meeting

         No Board member is aware of any matters that will be presented for action at the Special Meeting other than the matters set forth herein. Should any other matters requiring a vote of shareholders arise, the Proxy in the accompanying form will confer upon the person or persons entitled to vote the shares represented by such Proxy the discretionary authority to vote the shares as to any such other matters in accordance with their best judgment in the interest of the Trust and the Fund.

PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD PROMPTLY. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

By order of the Board of Trustees



---------------------------
Secretary

                                   APPENDIX 1

INVESTMENT OBJECTIVES, NET ASSETS UNDER MANAGEMENT AND ADVISORY FEES OF FUNDS ADVISED BY BANKERS TRUST ("BT") WITH SIMILAR INVESTMENT OBJECTIVES AS THE PORTFOLIO

Bankers Trust Company Proprietary Funds
                                                                        Net Assets Under                 Advisory Fees
Fund                                                                   Management 5-31-99                Payable to BT
S&P Index Funds
Equity 500 Index Portfolio (a) (b)                                       $6,607,007,085.88                   0.075%

Includes the following feeder funds:
       BT Inst'l: Equity 500 Index Fund (c)                              $2,391,761,781.53
       BT Pyramid Investment Equity 500 Index (d)                          $929,474,411.08
       USAA S&P 500 Index (e)                                            $2,713,859,248.97
       Amer AADV: S&P 500 - AMR Class (f)                                  $322,610,586.01
       Amer AADV: S&P 500 - Mileage Fund (f)                                 $3,632,960.16

BT Insurance Funds Trust: Equity 500 Index (Variable Annuity)              $111,273,342.87                   0.20%
(a) (g)


(a) Information pertaining to advisory fees is shown before expense waivers and/or reimbursements, if any, are applied.

(b) Master portfolio not available for direct retail purchase.

(c) Feeder fund available to institutional investors through BT.

(d) Feeder fund available to retail investors through BT.

(e) Feeder fund available to customers of United States Automobile Association and retail public.

(f) Feeder fund available to customers of American Airlines.

(g) Available only through variable annuity products.

Bankers Trust Company Third Party Sub-Advised Funds

                                                    Assets Under Management
Fund                                                          5-31-99                               Fee Schedule

VALIC - American General Series Portfolio Company:                                A monthly fee computed at the annual rate of
                                                                                  0.02%on the first $2 billion and 0.01% on assets
                                                                                  over $2 billion for the Stock Index Fund. The
                                                                                  Investment Sub-Advisory Agreements
                                                                                  require that each Sub-Adviser promptly reduce
                                                                                  its monthly fee by the amount of any commission,
                                                                                  tender and exchange offer solicitation fees,
                                                                                  other fees or similar payments received by the
                                                                                  Sub-Adviser, or any affiliated person of the
                                                                                  Sub-Adviser, in connection with Sub-Advised
                                                                                  Fund portfolio transactions.

Stock Index Fund (a)                                     $4,624,973,419.19


VALIC - American General Series Portfolio Company                                 With respect to the Stock Index Fund, VALIC
2:                                                                                shall pay to Bankers Trust, a monthly fee
Stock Index Fund (a)                                        $12,489,608.16        computed at the annual rate of 0.02% of the
                                                                                  first $2 billion and 0.01% of average daily
                                                                                  net asset values on the excess over $2 billion.


EQ Advisors Trust:
BT Equity 500 Index Portfolio (a)                          $392,561,486.32        0.05% of the Portfolio's average daily net

                                                                                  assets

Fidelity:                                                                         Manager will pay sub-adviser a monthly fee
Fidelity Commonwealth Trust:                                                      computed at an annual rate of 0.006% (0.6 basis
Spartan Market Index Fund                                $8,573,448,838.36        points) of the average daily net assets of the
                                                                                 Portfolio (computed in the manner set forth
                                                                                  in the Trust's Declaration of Trust) throughout
                                                                                  the month.

Variable Insurance Products Fund II:                                              At an annual rate of 0.006% (0.6 basis points)
Index 500 Portfolio                                      $4,624,170,180.40
Fidelity Concord Street Trust:                                                    At an annual rate of 0.006% (0.6 basis points)

Spartan U.S. Equity Index Fund                          $17,202,394,585.66
Pacific Mutual:                                                                   A fee is paid at the beginning of each calendar
Pacific Select Fund                                                               quarter, based on an annual percentage of the
Equity Index Portfolio (a)                               $1,808,280,989.82        combined daily net assets of the Equity Index
                                                                                 and Small-Cap Index Portfolios, according to
                                                                                  the following schedule, subject to a
                                                                                  minimum annual fee of $100,000: 0.08 on first $100
                                                                                  million; 0.04% on next $100
                                                                                  million; 0.02% on excess.


SunAmerica Asset Management Corporation:
Seasons Series Trust
Large-Cap Growth Portfolio (a) (b) (c)                                            0.10% - first $500 million
                                                             $5,142,375.93        0.03% - over $500 million

Large-Cap Composite Portfolio (a) (b) (c)                    $5,308,328.33        0.05% - first $500 million
                                                                                  0.03% - over $500 million

Large-Cap Value Portfolio (a) (b) (c)                        $5,470,359.19        0.10% - first $500 million
                                                                                  0.03% - over $500 million


(a) Information pertaining to advisory fees is shown before expense waivers and/or reimbursements, if any, are applied.

(b) Bankers Trust acts as Sub-Advisor of the portion of the portfolio of this fund which invests according to an investment strategy that seeks to replicate a securities index.

(c) For all SunAmerica portfolios listed here, the aggregate annual fees paid to sub-adviser are subject to the following minimum: first year (April 1999 through March 2000) - no minimum; second year (April 2000 through March
     2001) - $300,000 total for the Portfolios combined; third year (April 2001, through March 2002) - $600,000 total for the Portfolios combined; fourth year (April 2002, through March 2003) - $850,000 total for the Portfolios combined; Each subsequent year (beginning April 2003) - $850,000 total for the Portfolios combined.

                                                                  Exhibit A

                          FORM OF SUBADVISORY AGREEMENT

         AGREEMENT made as of [_________________] by and between [Trust Name], a (state of organization) (herein called the "Trust") and [________________] (herein called the "Investment Adviser").

         WHEREAS, the Trust is registered as an open-end management investment company under the Investment Company Act of 1940;

         WHEREAS, the Trust desires to retain the Investment Adviser to render investment advisory and other services to the Trust with respect to certain of its series of shares of beneficial interests as may currently exist or be created in the future (each, a "Fund") as listed on Exhibit A hereto, and the Investment Adviser is willing to so render such services on the terms hereinafter set forth;

         NOW, THEREFORE, this Agreement

                              W I T N E S S E T H:

         In consideration of the promises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

         1. Appointment. The [Trust] [Investment Adviser] hereby appoints the Investment Adviser to act as investment adviser to each Fund for the period and on the terms set forth in this Agreement. The Investment Adviser accepts such appointment and agrees to render the services herein set forth for the compensation herein provided.

         2. Management. Subject to the supervision of the [Board of Trustees of the Trust] [Investment Adviser], the Investment Adviser will provide a continuous investment program for the Fund, including investment research and management with respect to all securities, investments, cash and cash equivalents in the Fund. The Investment Adviser will determine from time to time what securities and other investments will be purchased, retained or sold by each Fund. The Investment Adviser will provide the services rendered by it hereunder in accordance with the investment objective(s) and policies of each Fund as stated in the Fund's then-current prospectus and statement of additional information (or the Fund's then current registration statement on Form N-1A as filed with the Securities and Exchange Commission (the "SEC") and the
then-current offering memorandum if the Fund is not registered under the Securities Act of 1933, as amended ("1933 Act"). The Investment Adviser further agrees that:

     (a) it will conform with all applicable rules and regulations of the SEC (herein called the "Rules") and with all applicable provisions of the 1933 Act; as amended, the Securities Exchange Act of 1934, as amended (the "1934 Act"), the Investment Company Act of 1940, as amended (the "1940 Act"); and the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and will, in addition, conduct its activities under this Agreement in accordance with applicable regulations of the Board of Governors of the Federal Reserve System pertaining to the investment advisory activities of bank holding companies and their subsidiaries;

     (b) it will place orders pursuant to its investment determinations for each Fund either directly with the issuer or with any broker or dealer selected by it. In placing orders with brokers and dealers, the Investment Adviser will use its reasonable best efforts to obtain the best net price and the most favorable execution of its orders, after taking into account all factors it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. Consistent with this obligation, the Investment Adviser may, to the extent permitted by law, purchase and sell portfolio securities to and from brokers and dealers who provide brokerage and research services (within the meaning of Section 28(e) of the 1934 Act) to or for the benefit of any fund and/or other accounts over which the Investment Adviser or any of its affiliates exercises investment discretion. Subject to the review of the [Trust's Board of Trustees] [Investment Adviser] from time to time with respect to the extent and continuation of the policy, the Investment Adviser is authorized to pay to a broker or dealer who provides such brokerage and research services a commission for effecting a securities transaction which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Investment Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the overall responsibilities of the Investment Adviser with respect to the accounts as to which it exercises investment discretion; and

     (c) it will maintain books and records with respect to the securities transactions of each Fund and will render to the [Trust's Board of Trustees] [Investment Adviser] such periodic and special reports as the Board may request.

         3. Services Not Exclusive. The investment advisory services rendered by the Investment Adviser hereunder are not to be deemed exclusive, and the Investment Adviser shall be free to render similar services to others so long as its services under this Agreement are not impaired thereby.

         4. Books and Records. In compliance with the requirements of Rule 31a-3 of the Rules under the 1940 Act, the Investment Adviser hereby agrees that all records which it maintains for the Trust are the property of the Trust and further agrees to surrender promptly to the [Trust] [Investment Adviser] any of such records upon request of the [Trust] [Investment Adviser]. The Investment Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act and to comply in full with the requirements of Rule 204-2 under the Advisers Act pertaining to the maintenance of books and records.

         5. Expenses. During the term of this Agreement, the Investment Adviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of purchasing securities (including brokerage commissions, if any) for the Fund.

         6. Compensation. For the services provided and the expenses assumed pursuant to this Agreement, [_________] will pay the Investment Adviser, and the Investment Adviser will accept as full compensation therefor, fees, computed daily and payable monthly, on an annual basis equal to the percentage set forth on Exhibit A hereto of that Fund's average daily net assets.

         7.   Limitation of Liability of the Investment Adviser Indemnification.

     (a) The Investment Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by a Fund in connection with the matters to which this Agreement relates, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Investment Adviser in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement;

     (b) Subject to the exceptions and limitations contained in Section 7(c) below:

          (i) the Investment Adviser (hereinafter referred to as a "Covered Person") shall be indemnified by the respective Fund to the fullest extent permitted by law, against liability and against all expenses reasonably incurred or paid by him in connection with any claim, action, suit or proceeding in which he becomes involved, as a party or otherwise, by virtue of his being or having been the Investment Adviser of the Fund, and against amounts paid or incurred by him in the settlement thereof;

          (ii) the words "claim," "action," "suit," or "proceeding" shall apply to all claims, actions, suits or proceedings (civil, criminal or other, including appeals), actual or threatened while in office or thereafter, and the words "liability" and "expenses" shall include, without limitation, attorneys' fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.

     (c) No indemnification shall be provided hereunder to a Covered Person:

          (i) who shall have been adjudicated by a court or body before which the proceeding was brought (A) to be liable to the [Trust] [Investment Adviser] or to one or more Funds' investors by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office, or
               (B) not to have acted in good faith in the reasonable belief that his action was in the best interest of a Fund; or

          (ii) in the event of a settlement, unless there has been a determination that such Covered Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office;

               (A)  by the court or other body approving the settlement; or

               (B) by at least a majority of those Trustees who are neither Interested Persons of the Trust nor are parties to the matter based upon a review of readily available facts (as opposed to a full trial-type inquiry); or

               (C) by written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry); provided, however, that any investor in a Fund may, by appropriate legal proceedings, challenge any such determination by the Trustees or by independent counsel.

     (d) The rights of indemnification herein provided may be insured against by policies maintained by the [Trust] [Investment Adviser], shall be severable, shall not be exclusive of or affect any other rights to which any Covered Person may now or hereafter be entitled, shall continue as to a person who has ceased to be a Covered Person and shall inure to the benefit of the successors and assigns of such person. Nothing contained herein shall affect any rights to indemnification to which Trust personnel and any other persons, other than a Covered Person, may be entitled by contract or otherwise under law.

     (e) Expenses in connection with the preparation and presentation of a defense to any claim, suit or proceeding of the character described in subsection (b) of this Section 7 may be paid by the [Trust] [Investment Adviser] on behalf of the respective Fund from time to time prior to final disposition thereto upon receipt of an undertaking by or on behalf of such Covered Person that such amount will be paid over by him to the [Trust] [Investment Adviser] on behalf of the respective Fund if it is ultimately determined that he is not entitled to indemnification under this Section 7; provided, however, that either
(i) such Covered Person shall have provided appropriate security for such undertaking or (ii) the [Trust] [Investment Adviser] shall be insured against losses arising out of any such advance payments, or (iii) either a majority of the Trustees who are neither Interested Persons of the Trust nor parties to the matter, or independent legal counsel in a written opinion, shall have determined, based upon a review of readily available facts as opposed to a trial-type inquiry or full investigation, that there is reason to believe that such Covered Person will be entitled to indemnification under this Section 7.

         8. Duration and Termination. This Agreement shall be effective as to a Fund as of the date the Fund commences investment operations after this Agreement shall have been approved by the Board of Trustees of the Trust with respect to that Fund and the Investor(s) in the Fund in the manner contemplated by Section 15 of the 1940 Act and, unless sooner terminated as provided herein, shall continue until the second anniversary of such date. Thereafter, if not terminated, this Agreement shall continue in effect as to such Fund for successive periods of 12 months each, provided such continuance is specifically approved at least annually (a) by the vote of a majority of those members of the Board of Trustees of the Trust who are not parties to this Agreement or Interested Persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, or (b) by Vote of a Majority of the
Outstanding Voting Securities of the Trust; provided, however, that this Agreement may be terminated by the Trust at any time, without the payment of any penalty, by the Board of Trustees of the Trust, by Vote of a Majority of the Outstanding Voting Securities of the Trust on 60 days' written notice to the Investment Adviser, or by the Investment Adviser as to the [Trust] [Investment Adviser] at any time, without payment of any penalty, on 90 days' written notice to the [Trust] [Investment Adviser]. This Agreement will immediately terminate in the event of its assignment (as used in this Agreement, the terms "Vote of a Majority of the Outstanding Voting Securities," "Interested Person" and "Assignment" shall have the same meanings as such terms have in the 1940 Act and the rules and regulatory constructions thereunder.)

         9. Amendment of this Agreement. No material term of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of a material term of this Agreement shall be effective with respect to a Fund, until approved by Vote of a Majority of the Outstanding Voting Securities of that Fund.

         10. Representations and Warranties. The Investment Adviser hereby represents and warrants as follows:

(a)   [The Investment Adviser is exempt from registration under the 1940 Act:]

(b) The Investment Adviser has all requisite authority to enter into, execute, deliver and perform its obligations under this Agreement;

(c) This Agreement is legal, valid and binding, and enforceable in accordance with its terms; and

(d) The performance by the Investment Adviser of its obligations under this Agreement does not conflict with any law to which it is subject.

         11. Covenants. The Investment Adviser hereby covenants and agrees that, so long as this Agreement shall remain in effect:

(a) The Investment Adviser shall remain either exempt from, or registered under, the registration provisions of the Advisers Act; and

(b) The performance by the Investment Adviser of its obligations under this Agreement shall not conflict with any law to which it is then subject.

         12. Notices. Any notice required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid, (a) to the Investment Adviser, Mutual Funds Services, 130 Liberty Street (One Bankers Trust Plaza), New York, New York 10006, and (b) to the Trust, c/o BT Alex. Brown, Incorporated, One South Street, Baltimore, Maryland 21202.

         13. Waiver. With full knowledge of the circumstances and the effect of its action, the Investment Adviser hereby waives any and all rights which it may acquire in the future against the property of any investor in a Fund, other than shares in that Fund, which arise out of any action or inaction of the [Trust] [Investment Adviser] under this Agreement.

         14. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

         This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by the laws of the ______________________________, without reference to principles of conflicts of law. The Trust is organized under the laws of _________________________________ pursuant to a ______________ dated
______________. No Trustee, officer or employee of the Trust shall be personally bound by or liable hereunder, nor shall resort be had to their private property for the satisfaction of any obligation or claim hereunder.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

                                                     [SIGNATORIES]

                                    EXHIBIT A
                                       TO
                          INVESTMENT ADVISORY AGREEMENT
                         MADE AS OF ____________________
                                     BETWEEN
                        [Trust Name] AND [______________]

Fund                                                Investment Advisory Fee

                               FORM OF PROXY CARD

                           AARP U.S. STOCK INDEX FUND
                                AARP Growth Trust
                             Two International Place
                           Boston, Massachusetts 02110

                  PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS
                         [__] a.m., on [_________], 1999


         The undersigned hereby appoints [________], [_________] and [_________], and each of them, the proxies of the undersigned, with the power of substitution to each of them, to vote all shares of the AARP U.S. Stock Index Fund (the "Fund") which the undersigned is entitled to vote at the Special Meeting of shareholders of the Fund to be held at the offices of Scudder Kemper Investments, Inc., Two International Place, Boston, Massachusetts 02110, on [______], 1999 at [_______] a.m., Eastern time, and at any adjournments thereof.

PLEASE  SIGN AND  RETURN  PROMPTLY  IN THE  ENCLOSED  ENVELOPE.  NO  POSTAGE  IS
REQUIRED.

                                                   Dated _________________, 1999

                                                     Please sign exactly as your
                                                     name or names appear.  When
                                                     signing    as     attorney,
                                                     executor,    administrator,
                                                     trustee or guardian, please
                                                     give  your  full  title  as
                                                     such.

                                                  Signature(s) of Shareholder(s)


  YOUR VOTE IS IMPORTANT. PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY
              USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED.

UNLESS OTHERWISE SPECIFIED IN THE SQUARES PROVIDED, THE UNDERSIGNED'S VOTE WILL BE CAST FOR THE ITEM LISTED BELOW.

 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF THE AARP GROWTH
        TRUST. THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR THE PROPOSAL.

                   Please vote by filling in the boxes below.

         To approve or disapprove a new subadvisory
         agreement between Scudder Kemper Investments,
         Inc. and Bankers Trust Company.                    FOR              AGAINST               ABSTAIN


The proxies are authorized to vote in their discretion on any other business which may properly come before the meeting and any adjournments thereof.